Exhibit 99.1

Lipocine Announces Deletion of Unauthorized Changes to Company’s Website

SALT LAKE CITY, December 8, 2020 – Lipocine Inc. (NASDAQ: LPCN), a clinical-stage biopharmaceutical company focused on metabolic and endocrine disorders, today announced that an independent contractor posted on Lipocine’s website (www.lipocine.com), without authorization from Lipocine, statements suggesting that TLANDO was approved by the U.S. Food and Drug Administration (“FDA”). TLANDO has not received final approval from the FDA. Upon learning of the unauthorized posting to its website, Lipocine deleted the incorrect posting.

For further information:

Morgan Brown

Executive Vice President & Chief Financial Officer

Phone: (801) 994-7383

mb@lipocine.com

Investors

Hans Vitzthum

Phone: (617) 535-7743

hans@lifesciadvisors.com